EXHIBIT 21

Subsidiaries of the Registrant

SAS IP, Inc., a Wyoming corporation

ANSYS Europe Limited, a United Kingdom corporation

CFX Limited, a United Kingdom corporation

ANSYS Software Private Limited, an Indian corporation

ANSYS Germany GmbH, a German corporation

ANSYS France SAS, a French corporation

ANSYS KK, a Japanese corporation

ANSYS Canada Limited, a Canadian corporation

2011767 Ontario, Inc., a Canadian corporation

Century Dynamics, Limited, a United Kingdom corporation

Silver Nugget Limited, a United Kingdom corporation

ANSYS XL, LLC, a Delaware corporation

Fluent Holdings, Inc., a Delaware corporation

Fluent Inc., a Delaware corporation

Fluent China Holdings Limited, a Barbados corporation

Fluent Software (Shanghai) Co., Limited, a Chinese corporation

Fluent Asia-Pacific Co., Limited, a Japanese corporation

Fluent India Private Limited, an Indian corporation

Fluent Italia, Srl., an Italian corporation

Fluid Dynamics International, SARL, a French corporation

Polyflow, S.A., a Belgian corporation

Fluent UK Holdings, Limited, a United Kingdom corporation

Fluent Europe Limited, a United Kingdom corporation

Fluent Deutschland, GmbH, a German corporation

Fluent France SAS, a French corporation

Fluent Sweden, AB, a Swedish corporation